================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 2000
                                                          --------------


                        Commission File Number 000 26039


                                   eSAT, INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                                      95-0344604
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


           16520 HARBOR BLVD., BUILDING G, FOUNTAIN VALLEY, CA 92708 (Address of principal executive offices, including zip code)


                                 (714) 418-3200
              (Registrant's telephone number, including area code)






                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


================================================================================

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

        On April 13, 2000, eSat, Inc. ("eSat") acquired all of the outstanding common stock of PacificNet Technologies, Inc. (the "PacificNet Shares"), a provider of software support and managed Internet access to individuals and businesses ("PacificNet"), through a merger with eSat's subsidiary, PN Acquisition Co. ("PNAC"), pursuant to an Agreement and Plan of Merger and Reorganization dated April 13, 2000 by and among eSat, PNAC, PacificNet and the shareholders of PacificNet. The consideration for the PacificNet Shares was 2,750,000 shares of common stock of eSat. The amount of consideration was determined through negotiation with Richard Elliot and David Pennells, the sole shareholders of PacificNet. The source of the consideration was authorized but unissued common stock of eSat.

        On April 13, 2000, eSat also purchased all of the outstanding common stock of InterWireless, Inc. (the "InterWireless Shares"), a wireless Internet Service Provider that provides both traditional and broadband wireless Internet access ("InterWireless"), pursuant to a Stock Purchase Agreement dated April 13, 2000 by and among eSat, InterWireless and the shareholders of InterWireless. The InterWireless Shares were purchased from Richard Elliot and David Pennells, the sole shareholders of InterWireless, for $4,000,000 cash. The consideration paid for such shares was determined through negotiation with Mr. Elliot and Mr. Pennells. The funds to consummate the InterWireless stock acquisition were acquired through a sale of Series D 6% Convertible Preferred stock to Wentworth, LLC (see Item 5 - Other Events).

        Upon the closing, Mr. Elliot will be the President and a board member of both PacificNet and InterWireless and Mr. Pennells will be Vice President and a board member of both companies. Effective May 1, 2000, Messrs. Elliot and Pennells will become Senior Vice Presidents of eSat.

        eSat will continue to operate the business of PacificNet and InterWireless from their offices in the Universal City section of Los Angeles, California.

ITEM 5:  OTHER EVENTS

        Pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated April 13, 2000 by and between eSat and Wentworth, LLC ("Wentworth"), eSat sold 75,000 shares of Series D 6% Convertible Preferred Stock (the "Series D Preferred Stock") for $7,5000,000, plus warrants to acquire one share of eSat common stock for every two shares of eSat common stock to which Wentworth would be entitled upon conversion of the Series D Preferred Stock. The issuance of the Series D Preferred Stock followed an agreement between eSat and Wentworth entered into on December 29, 1999, which was previously filed as an exhibit to eSat's Registration Statement filed on Form SB-2, and which was modified in this transaction to require that eSat offer to sell Wentworth an additional $10,000,000 in common stock during the 15-month period following the date of the Purchase Agreement.



                                       2.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements. Will be filed by amendment not later than 60 days from the date hereof.

        (b) Pro forma financial information. Will be filed by amendment not later than 60 days from the date hereof.

        (c)   Exhibits

              10.01 Agreement and Plan of Merger and Reorganization dated April 13, 2000 by and among eSat, Inc., PN Acquisition Co., PacificNet Technologies, Inc. and the shareholders of PacificNet Technologies, Inc.

              10.02 Stock Purchase Agreement dated April 13, 2000 by and among eSat, Inc., InterWireless, Inc. and the shareholders of InterWireless, Inc.

              10.03 Securities Purchase Agreement dated April 13, 2000 by and among eSat, Inc. and Wentworth, LLC.

              10.04 Amended and Restated Certificate of Designations of Series C 6% Convertible Preferred Stock of eSat, Inc.

              10.05 Certificate of Designations Series D 6% Convertible Preferred Stock of eSat, Inc.

              10.06 Registration Rights Agreement dated April 13, 2000 by and among eSat, Inc. and Wentworth, LLC.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 19, 2000                      eSat, Inc.


                                           By: /s/ MARK BASILE
                                               ---------------------------------
                                           Name:   Mark Basile
                                           Title:  Chief Financial Officer



                                       3.